Exhibit 15(i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 18, 2002, relating to the financial statements and financial highlights of Mutual Fund Variable Annuity Trust, which appears in the August 31, 2002 Annual Report to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings, "Financial Highlights" and "General Information" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
August 18, 2003